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                                                                    Exhibit 10.7

                        EXECUTIVE EMPLOYMENT AGREEMENT

           THIS AGREEMENT made as of the 24th day of November, 1999.

BETWEEN:

                             1348485 Ontario Inc.
             a corporation incorporated under the laws of Ontario
                (hereinafter referred to as the "Corporation")

                              OF THE FIRST PART,

                                    - and -

                                  Kim Allen
                            of the Town of Markham
                          in the Province of Ontario
                 (hereinafter referred to as the "Executive"),

                              OF THE SECOND PART.

     WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1.   EMPLOYMENT

     The Corporation shall employ the Executive, unless such employment shall be terminated earlier as hereinafter provided. Subject to the terms and conditions of this Agreement and applicable law, the Corporation hereby employs Executive, and the employee agrees to serve, as Chief Executive Officer of the Corporation. In such capacity, the Executive shall perform such duties and exercise such power related thereto as may from time to time be assigned to him by the Board of the Corporation to achieve the annual business plans.

     The Board's failure to approve the annual business plans in a timely manner effectively neutralizes the Executive. In such a case, the Executive may trigger the provisions of the Termination Agreement.

     For the purposes of clarity, the base pay for any renewal period shall be the Executive's base pay for the year immediately preceding the renewal period, and the provisions for increase of the Executive's pay as provided in paragraph 4 shall apply to the renewal period, unless otherwise agreed in writing.

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     This agreement is effective January 3, 2000.

2.   DUTIES

     The Executive shall serve the Corporation and any associates or affiliates of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any associates or affiliates of the Corporation (as those terms are defined in the Canada Business Corporations Act) as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive.

     Without limitation of the foregoing, the Executive shall occupy the office of Chief Executive Officer of the Corporation. The Executive shall:

     (a) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

     (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

     The nature of the Executive's duties hereunder may also require reasonable amounts of domestic and international travel. It is understood, however, that the Executive will not be required to relocate without his consent.

3.   REPORTING PROCEDURES

     The Executive shall report to the Board of Directors. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.

4.   REMUNERATION

     The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be $140,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall increase based on the performance of the Executive and the Corporation in the preceding fiscal year of the Corporation. The annual base salary payable to the Executive in any fiscal year shall be based on the gross revenues of the Corporation in the previous year as provided in the Corporation's consolidated financial statements. The annual base salary shall be set as follows:

    Gross Revenues in Previous Fiscal Year           Annual Salary
               $0 - $10,000,000                        $140,000
          $10,000,001 - $30,000,000                    $160,000
          $30,000,001 - $50,000,000                    $180,000

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
          $50,000,001 - $99,999,999                    $210,000
               $100,000,000 - +                        $250,000

     The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal bi-weekly installments in arrears or in such other manner as may be mutually agreed upon. The Board of Directors shall review the executive's base salary annually. When the corporation becomes publicly traded the Board shall institute a stock option plan for the Executives.

5.   PERFORMANCE BONUS

     In addition to the Executive's annual base salary, the Executive shall be entitled annually to a bonus equal to 2% of the Corporation's profit after tax as provided in the Corporation's annual consolidated financial statements. The Corporation shall pay the annual bonus within 90 days of the end of the Corporation's fiscal year.

6.   SHARE BONUS

     (a) The Executive shall be entitled to a bonus consisting of 400,000 common shares of the Corporation (the "Bonus Shares"). 50,000 of the Bonus Shares shall be issued to the Executive on the date of execution of this agreement and on the date of each of the six month, 12-month and 18-month anniversaries of this agreement. 200,000 of the Bonus Shares shall be issued to the Executive on the date of the 24-month anniversary of this agreement (the "Final Issuance"). Bonus Shares shall only be issued on a particular date if this agreement has not been terminated prior to that date. The Corporation shall hold all Bonus Shares in escrow until the date of the Final Issuance. On such date, all Bonus Shares shall be released from escrow to the Executive. If this agreement is terminated for cause or as a result of the resignation of the Executive prior to the date of the Final Issuance, the Corporation shall cancel all Bonus Shares. If this agreement is terminated for any other reason prior to the Final Issuance, the Executive shall be entitled immediately to a release from escrow of all Bonus Shares issued prior to the date of termination. If the company is not publicly trading within 180 days of the execution of this agreement, the Employee will have 10% equity of the Corporation, and all rights of the shareholders agreement shall come in effect.

     (b) The Executive shall be entitled to purchase up to 400,000 shares at an exercise price of $1.00 Canadian, once the company becomes publicly traded. The option to purchase the share is at the sole discretion of the executive. If this agreement is terminated for any other reason prior to the Executive exercising his option, the Executive shall be entitled to exercise the option for a period of one year after the date of termination.

     In the event that the Corporation completes an initial public offering or other going public transaction, the Executive agrees to pool or escrow some or all of the Bonus Shares as may be required by underwriters or agents retained by the Corporation or by applicable securities regulation.

7.   BENEFITS

     During the term of this agreement, the Executive shall be entitled to participate in the benefits program offered by the Corporation to members of its senior management.

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8.   NO FURTHER SALARY OR BONUS ADJUSTMENTS

     Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary or the Executive bonus unless agreed to in writing by the Board of Directors of the Corporation.

9.   VACATION

     The Executive shall be entitled to four weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Board of Directors of the Corporation, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities.

10.  AUTOMOBILE

     The Corporation shall pay the Executive mileage, at rates permitted by the Income Tax Act (Canada), to reimburse the Executive for all reasonable operating costs of a vehicle, including leasing costs, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Executive carrying out his duties hereunder. The Executive shall supply the Corporation with such documentation in support of his claims as the Corporation may reasonably require.

11.  EXPENSES

     The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

12.  TERMINATION

     (a)    For Cause

     The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for cause, which, without limiting the generality of the foregoing, shall include:

     (i) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

     (ii) if the Executive is convicted of a criminal offence involving fraud or dishonesty;

     (iii) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

     (iv) if the Executive fails to honour his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; or

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     (v)  if the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Corporation that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.

     (b)  For Disability/Death

     This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes subject to a disability. As used herein, "disability" shall mean that the Executive shall fail or be unable to perform his duties hereunder as the result of any physical or mental disability, with reasonable accommodation as required by law, for a period of 60 days whether or not consecutive in any 180 day period. The parties agree that the Corporation shall have the option to declare that this Agreement shall have been frustrated and the Corporation may at its option terminate this Agreement upon not less than fifteen (15) calendar days' notice.

     This agreement shall terminate without notice upon the death of the Executive.

13.  SEVERANCE PAYMENTS

     Upon termination of the Executive's employment: (i) for cause; (ii) by the voluntary termination of employment of the Executive (resignation); (iii) as a result of disability; (iv) as a result of death; or (v) by the non-renewal of this Agreement, the Executive shall not be entitled to any severance payments other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination and reimbursement for business expenses as provided in paragraph 11 that were incurred prior to the termination of the Executive's employment. The Corporation shall not be obligated to pay any other amounts under this agreement after the date of such termination, including any liabilities pursuant to the Employment Standards Act (Ontario).

14.  CONFIDENTIALITY

     The Executive acknowledges and agrees that:

     (a) in the course of performing his duties and responsibilities as an Executive of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and Executives of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

     (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill

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          of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

     (c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

     (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreement, the Executive hereby agrees that he will not, during the period commencing on the date hereof and ending ten years following the termination of the term of this agreement, directly or indirectly disclose to any person or in any way make use of (other that for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

15.  NON-SOLICITATION

     The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending two years following the termination of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) to transfer business from the Corporation or any of its associates or affiliates to any other person, or seek in any way to persuade or entice any Executive of the Corporation or any of its associates or affiliates to leave that employment or to be a party to or abet any such action.

16.  NON-COMPETITION

     The Executive covenants and agrees that he will not, either during the term of this agreement and his employment, or at any time within a period of one year following the date of termination of his employment for any reason whatsoever, without the prior written consent of the Board of Directors of the Corporation, whether individually or in partnership or jointly or in conjunction with any person or persons, firms, partnership, corporation, or other legal entity, whether as principal, agent, shareholder or in any other capacity whatsoever, carry on, be engaged in, employed by, or have any interest in any business similar to the business now or at any time during the employment of the Executive hereunder was carried on by the Corporation or any of its associates or affiliates (a "Competitive Business"). This will not prohibit, however, the Executive from acquiring or holding not more than 5% of any class of equity securities of any publicly traded corporation engaged in a Competitive Business.

17.  DISCLOSURE

     During the employment period, the Executive shall promptly disclose to the Board of Directors full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, Executive, consultant or otherwise) or any member of

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

his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

18.  RETURN OF MATERIALS

     All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such associates or affiliates, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to immediately deliver to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

19.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.


20.  SEVERABILITY

     If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

21.  LIFE INSURANCE

     It is agreed that the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) shall have the right to obtain life insurance on the Executive's life, at the Corporation's sole expense and with the Corporation or such associate or affiliate as the sole beneficiary thereof. The Executive shall: (a) cooperate fully in obtaining such life insurance; (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

22.  ENFORCEABILITY

     The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation, those contained in sections 14, 15, 16, 17 and 18 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and

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

that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach.

23.  MODIFICATION

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

24.  NO ASSIGNMENT

     The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

25.  SUCCESSORS

     This agreement shall be binding on and enure to be benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

26.  NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three (3) business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three (3) business days after the resumption of postal service. Notices shall be addressed as follows:

     a)  If to the Corporation:

               1348485 Ontario Inc.
               30 West Beaver Creek Road
               Richmond Hill, Ontario L4B 3K1
               Tel:  905-881-6474
               Fax:  905-881-1152


     b)  If to the Executive:

               Kim Allen
               49 Freeman Road
               Markham, Ontario L3P 4E9
               Tel:  905-472-5238
               Fax:  905-471-9958

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27.  COUNTERPARTS

     This Agreement may be executed simultaneously in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.

28.  ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior agreements relating to the Executive's employment or compensation, written or oral, are nullified and superseded hereby.

29.  LEGAL ADVICE

     The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity, at the Corporation's expense to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.


SIGNED, SEALED & DELIVERED        )       1348485 Ontario Inc.
in the presence of:               )
                                  )
                                  )       /s/ Angelo Boujos
                                          --------------------------
                                  )       Title:  Chairman
                                  )
                                  )
/s/ William McGill                )       /s/ Kim Allen
_____________________________             --------------------------
Witness                           )       Kim Allen


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